借款合同
Loan Agreement

本借款合同（下称“本合同”）由以下双方于2010年3月25日在中国黑龙江省齐齐哈尔市签署：
This Loan Agreement (this “Agreement”) is made and entered into by and between the Parties below at March 25th, 2010 in Qiqihaer, Heilongjiang, China:

(1)	齐齐哈尔德利企业管理咨询有限公司（下称“贷款人”），一家依照中华人民共和国法律成立和存在的有限责任公司，地址为黑龙江省齐齐哈尔市富拉尔基区
Qiqihar Deli Enterprise Management Consulting Co., Ltd. (the “Lender”), a limited liability company organized and existing under the laws of the State of the People's Republic of China, with its address at Fulaerji District, Qiqihar, Heilongjiang province, China

(2)	张立（下称“借款人1”），一位中华人民共和国（下称“中国”）公民，其身份证号码：230206196306301914
Zhang Li (the “Borrower 1”), a citizen of the People's Republic of China (“China”) with Chinese Identification Card No.: 230206196306301914

刘玉华（下称“借款人2”），一位中华人民共和国（下称“中国”）公民，其身份证号码：230206196410071346
Liu Yuhua (the “Borrower 2”), a citizen of the People's Republic of China (“China”) with Chinese Identification Card No.: 230206196410071364

贷款人和借款人以下各称为“一方”，统称为“双方”。
Each of the Lender and the Borrower shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

鉴于:
Whereas:

1.	借款人持有齐齐哈尔市富尔农艺有限公司（下称“富尔农艺”）共计100%的股权权益（下称“借款人股权”）；
Borrower hold 100% of the equity interest (the“Borrower Equity Interest”) of Qiqihar Fuer Agronomy Inc. (“Fuer Agronomy”);

2.	借款人公司是一家在中国黑龙江省齐齐哈尔市合法成立并有效存续的有限责任公司，注册资本为人民币叁仟伍佰壹拾万元，主要从事农作物种子批发兼零售，叶面肥的生产和销售；果树、苗木、花卉生产、销售；农药（不含化学危险品）、农机销售；复混肥料生产、销售；有机肥、生物肥、微生物肥制品生产、销售及技术咨询、技术服务、技术转让；粮食收购（法律、行政法规、国务院决定规定须经审批未获审批前不得经营）业务；
Borrower is a limited liability company duly organized and existing in Qiqihar, Heilongjiang Province, China, with registered capital RMB 35,100,000 yuan, engaging in business of wholesale and retail of crop seeds; production and sales of foliar fertilization、fruit trees、seedlings and flowers; sales of  pesticide (excluding hazardous chemicals) and farm machinery; fertilizer production and sales; manufacture、sales、technical consultation and services and technology transfer of organic fertilizer、biological fertilizer and microbial fertilizer products; grain purchasing (shall not operate without governmental approvals when required by laws, regulations and decisions of the State Council) ;

3.	贷款人拟向借款人提供一笔贷款用于本合同项下规定的用途。
Lender intends to provide Borrower with a loan to be used for the purposes set forth under this Agreement.

1.	借款
Loan

1.1	根据本合同的条款与条件，贷款人同意向借款人提供一笔金额为人民币1000万元的无息借款（下称“借款”）。借款的期限为自本合同签署之日起10年，经双方书面同意可以延长。在借款期限内或在延长的借款期限内，如果发生一种或多种下列情况，借款人应立即全额偿还借款：
In accordance with the terms and conditions of this Agreement, Lender agrees to provide an interest-free loan in the amount of RMB 10 million (the “Loan”) to Borrower. The term of the Loan shall be 10 years from the date of this Agreement, which may be extended upon mutual written consent of the Parties. During the term of the Loan or the extended term of the Loan, Borrower shall immediately repay the full amount of the Loan in the event any one or more of the following circumstances occur:

1.1.1	借款人收到贷款人发出的要求偿还贷款的书面通知后30天期满；
30 days elapse after the Borrower receives a written notice from the Lender requesting repayment of the Loan;

1.1.2	无论由于任何原因，借款人不再是贷款人或其关联公司的雇员；
Borrower ceases (for any reason) to be an employee of Lender or its affiliated entity;

1.1.3	借款人无民事行为能力或限制民事行为能力、死亡、从事犯罪行为或牵涉犯罪活动；
Borrower’s lack or limitation of civil capacity, death, engaging in criminal act or being involved in criminal activities;

1.1.4	任何第三方向借款人索偿超过人民币300万以上；
Any third party filed a claim against Borrower that exceeds RMB 3Million; or

1.1.5	根据中国适用法律，且贷款人决定行使本合同第4.1.1及4.2.3条描述的《独家购买权合同》（以下简称“独家购买权合同”）项下的独家购买权。
According to the applicable laws of China, and Lender decides to exercise the exclusive option under the Exclusive Option Agreement (the “Exclusive Option Agreement”) described in Sections 4.1.1 and 4.2.3of this Agreement.

1.2	贷款人同意，在第2条规定的所有先决条件得以满足的前提下，在收到借款人说明确定金额的借款的书面通知后20日内将借款项下的该确定金额汇入借款人指定的帐户。借款人应于收到上述款项的当天向贷款人出具收款确认。贷款人在本合同项下所提供的借款应仅对借款人有利，不对借款人的继承人或受让人有利。
Lender agrees to remit the specific amount under the Loan to the account designated by Borrower within 20 days after receiving the written notification stating the specific amount of the Loan from the Borrower, provided that all the conditions precedent in Section 2 are fulfilled. Borrower shall provide Lender with a written receipt for the Loan upon receiving the Loan. The Loan provided by Lender under this Agreement shall inure to Borrower's benefit only and not to Borrower's successors or assigns.

1.3	借款人同意接受贷款人提供的上述借款，并且在此同意和保证，将借款用于向富尔农艺增资。未经贷款人的事先书面同意，借款人不得将借款用于除本合同规定外的任何其他用途。
Borrower agrees to accept the aforementioned Loan provided by Lender, and hereby agrees and warrants to use the Loan to provide capital increase to Fuer Agronomy. Without Lender's prior written consent, Borrower shall not use the Loan for any purpose other than as set forth herein.

1.4	贷款人与借款人在此同意并确认，借款人的还款方式应由贷款人全权酌情决定并可经贷款人选择采取以下形式：根据贷款人对其在将由双方和富尔农艺签署的《独家购买权合同》项下购买借款人股权的权利的行使，借款人将借款人股权转让给贷款人或贷款人指定的人（法人或自然人）。
Lender and Borrower hereby agree and acknowledge that Borrower's method of repayment shall be at the sole discretion of Lender, and may at Lender's option take the form of Borrower's transferring the Borrower Equity Interest to Lender or Lender's designated person (legal or natural person) pursuant to the Lender's exercise of its right to acquire the Borrower Equity Interest under the Exclusive Option Agreement to be entered into among the Parties and Fuer Agronomy.

1.5	贷款人与借款人在此同意并确认，产生于借款人股权的转让的任何收益（在许可的范围内）均应用于借款人根据本合同并以贷款人指定的方式向贷款人偿还贷款。
Lender and Borrower hereby agree and acknowledge that any proceeds from the transfer of the Borrower Equity Interest (to the extent permissible) shall be used to repay the Loan to Lender, in accordance with this Agreement and in the manner designated by Lender.

1.6	贷款人与借款人在此同意并确认，在适用法律允许的范围内，贷款人应有权但没有义务在任何时候以《独家购买权合同》中约定的价格购买或指定其他人（法人或自然人）购买富尔农艺的部分或全部股权。
Lender and Borrower hereby agree and acknowledge that to the extent permitted by applicable laws, Lender shall have the right but not the obligation to purchase or designate other persons (legal or natural persons) to purchase Fuer Agronomy’s Equity Interest in part or in whole at any time, at the price stipulated in the Exclusive Option Agreement.

1.7	借款人亦承诺签署一份不可撤销的《授权委托书》（下称“授权委托书”，见第4.2.4条），其授权贷款人或一名由贷款人指定的法人或自然人行使借款人作为富尔农艺股东的所有权利。
Borrower also undertakes to execute an irrevocable Power of Attorney (the  “Power of Attorney”, referred to in Section 4.2.4), which authorizes the Lender or a legal or natural person designated by Lender to exercise all of Borrower's rights as a shareholder of Fuer Agronomy.

2.	先决条件
Conditions Precedent

在下列条件得以满足或由贷款人书面放弃后，贷款人才有义务按照第1.1条和第1.2条的规定向借款人提供贷款。

The obligation of Lender to provide the Loan to Borrower contemplated in Section 1.1 and Section 1.2 shall be subject to the satisfaction of the following conditions, unless waived in writing by Lender.

2.1	贷款人收到借款人按照第1.2条发出的贷款项下提款的书面通知。Lender receives the written notification for drawdown under the Loan sent by Borrower according to Section 1.2.

2.2	借款人在第3.2条中所作的所有陈述和保证都是真实的、完整的、正确的和不存在误导性的。
All the representations and warranties by Borrower in Section 3.2 are true, complete, correct and not misleading.

2.3	借款人没有违反其在本合同第4条中所作的承诺，且未发生或可预见将要发生任何可能影响借款人履行其在本合同项下的义务的任何事件。
Borrower has not violated the covenants in Section 4 of this Agreement, and no event which may affect Borrower's performance of its obligations under this Agreement has occurred or is expected to occur.

3.	陈述和保证
Representations and Warranties

3.1	在本合同签署之日至本合同终止之日期间，贷款人在此向借款人作出陈述和保证如下：
Between the date of this Agreement and the date of termination of this Agreement, Lender hereby makes the following representations and warranties to Borrower:

3.1.1	贷款人是一家根据中华人民共和国法律正式组建并合法存续的公司；
Lender is a company duly organized and legally existing in accordance with the laws of China;

3.1.2	贷款人具有签署和履行本合同的法律身份。贷款人签署和履行本合同符合贷款人的经营范围以及贷款人的公司章程和其他组织性文件的规定，贷款人已就签署和履行本合同取得了所有必要和适当的批准和授权；及
Lender has the legal capacity to execute and perform this Agreement. The execution and performance by Lender of this Agreement is consistent with Lender's scope of business and the provisions of Lender's corporate bylaws and other organizational documents, and Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement; and

3.1.3	本合同构成贷款人的合法、有效和有约束力的义务，依本合同之条款可强制执行。
This Agreement constitutes Lender's legal, valid and binding obligations, enforceable in accordance with its terms.

3.2	在本合同签署之日至本合同终止之日期间，借款人在此作出陈述和保证如下：
Between the date of this Agreement and the date of termination of this Agreement, Borrower hereby makes the following representations and warranties:

3.2.1	借款人具有签署和履行本合同的法律身份。借款人已就签署和履行本合同取得了所有必要和适当的批准和授权；
Borrower has the legal capacity to execute and perform this Agreement. Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

3.2.2	本合同构成借款人的合法、有效和有约束力的义务，依本合同之条款可强制执行；及
This Agreement constitutes Borrower's legal, valid and binding obligations enforceable in accordance with its terms; and

3.2.3	不存在与借款人有关的任何争议、诉讼、仲裁、行政程序或任何其他法律程序，也不存在与借款人有关的任何潜在的争议、诉讼、仲裁、行政程序或任何其他法律程序。
There are no disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower.

4.	借款人承诺
Borrower's Covenants

4.1	只要借款人维持富尔农艺股东的身份，借款人就不可撤销地承诺，在本合同有效期期间，借款人应促使富尔农艺：
For so long as borrowers remain shareholders of Fuer Agronomy , Borrowers covenants irrevocably that during the term of this Agreement, Borrower shall cause Fuer Agronomy:

4.1.1	与借款人和贷款人签订《独家购买权合同》，根据该合同，借款人应不可撤销地向贷款人授予一项购买所有借款人股权的独家购买权；与贷款人签订一份《独家业务合作协议》（以下简称“《独家业务合作协议》”），根据该协议，贷款人作为独家服务提供商将向富尔农艺提供技术服务和业务咨询服务；并完成所有相关的政府批准、登记或备案（如适用）；
to execute the Exclusive Option Agreement with Borrower and Lender, under which Borrower shall irrevocably grant Lender an exclusive option to purchase all of the Borrower Equity Interest; to execute an Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) with Lender, under which Lender, as an exclusive service provider, will provide Fuer Agronomy with technical service and business consulting service; and to complete all the related governmental approvals, registrations or fillings (as applicable);

4.1.2	严格遵守《独家购买权合同》和《独家业务合作协议》的规定，并不进行可能影响《独家购买权合同》和《独家业务合作协议》的有效性和可强制执行性的任何作为/不作为；
to strictly abide by the provisions of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement, and to refrain from any action/omission that may affect the effectiveness and enforceability of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement;

4.1.3	应贷款人（或贷款人指定的一方）的要求，与贷款人（或贷款人指定的一方）签订业务合作方面的合同/协议，并严格遵守该等合同/协议；
at the request of Lender (or a party designated by Lender), to execute contracts/agreements on business cooperation with Lender (or a party designated by Lender), and to strictly abide by such contracts/agreements;

4.1.4	应贷款人的要求，向贷款人提供关于富尔农艺的营运和财务状况的所有资料；
to provide Lender with all of the information on Fuer Agronomy's business operations and financial condition at Lender's request;

4.1.5	立即通知贷款人发生的或可能发生的与借款人资产、业务或收入有关的任何诉讼、仲裁或行政程序；
to immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Borrower's assets, business or income;

4.1.6	应贷款人的要求，委任由贷款人指定的任何人士担任富尔农艺的董事；
at the request of Lender, to appoint any persons designated by Lender as directors of Fuer Agronomy;

4.1.7	未经贷款人事先书面同意，不以任何形式补充、更改或修改其章程，增加或减少其注册资本，或以任何形式改变其股本结构；
without Lender's prior written consent, not to supplement, change or amend its articles of association in any manner, increase or decrease its registered capital or change its share capital structure in any manner;

4.1.8	按照良好的财务和商业标准及惯例，保持其公司的存续，审慎地及有效地经营其业务和处理其事务；
to maintain its corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

4.1.9	未经贷款人事先书面同意，不在本合同签署之日起的任何时间出售、转让、抵押或以其他方式处置其任何资产、业务或收入的合法或受益权益，或允许在其上设置任何其他担保权益的产权负担；
without Lender's prior written consent, not to sell, transfer, mortgage or dispose of in any other manner its legal or beneficial interest in any of its assets, business or revenue at any time from the date of this Agreement, or permit the encumbrance of any other security interest thereon;

4.1.10	未经贷款人事先书面同意，不发生、继承、保证或允许存在任何债务，但(i)在正常业务过程中而不是通过任何贷款产生的债务；和(ii)已向贷款人披露并得到贷款人书面同意的债务除外；
without Lender's prior written consent, not to incur, inherit, guarantee or otherwise allow for the existence of any debt, except for (i) debt incurred in the ordinary course of business other than through any loans; and (ii) debt already disclosed to Lender for which Lender's written consent has been obtained;

4.1.11	一直在正常业务过程中经营其业务，并保持其资产价值；
to operate its businesses in the ordinary course and to maintain the value of  its assets;

4.1.12	未经贷款人事先书面同意，不签订任何重大合同，但在正常业务过程中签订的合同除外(就本段而言，如果一份合同的价值超过人民币50万元，即被视为重大合同)；
without the prior written consent of Lender, not to execute any major contract, except for contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 500 thousands shall be deemed a major contract);

4.1.13	未经贷款人事先书面同意，不向任何人提供贷款或信贷；without the prior written consent of Lender, not to provide any person with any loan or credit;

4.1.14	从贷款人接受的保险公司处购买和持有保险，该保险的金额和险种应与在同一地区经营类似业务的公司一致；
to procure and maintain insurance from an insurance carrier acceptable to Lender, at an amount and type of coverage typical for companies that operate similar businesses in the same area;

4.1.15	未经贷款人事先书面同意，不与任何一方合并或联合，或对任何一方进行收购或投资；
without the prior written consent of Lender, not to merge, consolidate with, acquire, or invest in any party;

4.1.16	为保持其对其所有资产的所有权，签署所有必要或适当的文件，采取所有必要或适当的行动和提出所有必要或适当的申诉或对所有索偿进行必要和适当的抗辩；
in order to maintain the ownership of all of its assets, to execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

4.1.17	未经贷款人事先书面同意，不以任何形式派发股息予各股东，但一经贷款人书面要求，将可分配利润全部或部分分配给各股东。
without the prior written consent of Lender, not to distribute dividends to shareholders, provided that upon Lender's written request, to distribute the distributable profits in whole or in part to the respective shareholders.

4.2	借款人承诺，在本合同有效期期间，其应：
Borrower covenants that during the term of this Agreement, he shall:

4.2.1	促使富尔农艺持续从事其主要业务。在未经贷款人事先书面同意的情况下不得改变富尔农艺的运营；
cause Fuer Agronomy to continue engaging in its main business; shall not change the business operation of Fuer Agronomy without Lender's prior written consent;

4.2.2	签署一份不可撤销的授权委托书，其授权贷款人或一名由贷款人指定的法人或自然人行使借款人作为富尔农艺股东的所有权利，并不行使除本合同或《股权质押合同》（定义见下文）项下所要求或贷款人所要求以外的任何该等股东权利；
execute an irrevocable Power of Attorney, which authorizes the Lender or a legal or natural person designated by Lender to exercise all of Borrower's rights as a shareholder in Fuer Agronomy, and refrain from exercising any such shareholder rights except to the extent required under this Agreement or the Share Pledge Agreement (defined as below) or as requested by Lender;

4.2.3	与贷款人和富尔农艺签订《独家购买权合同》，根据该合同，借款人应不可撤销地向贷款人授予一项购买所有借款人股权的独家购买权；
execute the Exclusive Option Agreement with Lender and Fuer Agronomy, under which Borrower shall irrevocably grant to Lender an exclusive option to purchase all of the Borrower Equity Interest;

4.2.4	与贷款人和富尔农艺签订一份《股权质押合同》（以下简称“《股权质押合同》”），根据该合同，借款人应将借款人股权质押给贷款人；
execute a Share Pledge Agreement (the “Share Pledge Agreement”) with Lender and Fuer Agronomy, under which Borrower shall pledge the Borrower Equity Interest to Lender;

4.2.5	于切实可行范围内尽快签署上述授权委托书、《独家购买权合同》和《股权质押合同》，并完成所有相关的政府批准、登记或备案（如适用）；
enter into the aforementioned Power of Attorney, Exclusive Option Agreement and Share Pledge Agreement as soon as practicable, and complete all the related governmental approvals, registrations or fillings (as applicable);

4.2.6	遵守本合同、授权委托书、《股权质押合同》及《独家购买权合同》的规定，履行其在本合同、《股权质押合同》及《独家购买权合同》项下的义务，并不进行可能影响本合同、《股权质押合同》及《独家购买权合同》的有效性和可强制执行性的任何作为/不作为；
abide by the provisions of this Agreement, the Power of Attorney, the Share Pledge Agreement and the Exclusive Option Agreement, perform his obligations under this Agreement, the Share Pledge Agreement and the Exclusive Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Agreement, the Share Pledge Agreement and the Exclusive Option Agreement;

4.2.7	除《股权质押合同》规定的以外，不出售、转让、抵押或以其他方式处置借款人股权的任何合法或受益权益，或允许在其上设置任何其他担保权益的产权负担；
not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in Borrower Equity Interest, or allow the encumbrance thereon of any other security interest, except in accordance with the Share Pledge Agreement;

4.2.8	促使富尔农艺股东会会议和/或董事会会议不批准在未经贷款人事先书面同意的情况下，出售、转让、抵押或以其他方式处置借款人股权的合法或受益权益，或允许在其上设置任何担保权益的产权负担，但向贷款人或贷款人指定的人作出则除外；
cause any shareholders' meeting and/or board of directors meeting of Fuer Agronomy not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in Borrower Equity Interest, or allow the encumbrance thereon of any security interest, except to Lender or Lender's designated person, without the prior written consent of Lender;

4.2.9	促使富尔农艺股东会会议和/或董事会会议不批准富尔农艺在未经贷款人事先书面同意的情况下，与任何人合并或联合，或对任何人进行收购或投资；
cause any shareholders' meeting and/or board of directors meetings of Fuer Agronomy not to approve the merger or consolidation of Fuer Agronomy with any person, or its acquisition of or investment in any person, without the prior written consent of Lender;

4.2.10	立即通知贷款人发生的或可能发生的与借款人股权有关的任何诉讼、仲裁或行政程序；
immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Borrower Equity Interest;

4.2.11	在为保持其对借款人股权的所有权的必要范围内，签署所有必要或适当的文件，采取所有必要或适当的行动和提出所有必要或适当的申诉或对所有索偿进行必要和适当的抗辩；
to the extent necessary to maintain his ownership of the Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

4.2.12	未经贷款人事先书面同意，不进行可能对富尔农艺的资产、业务和债务具有重大影响的任何作为/不作为；
without the prior written consent of Lender, refrain from any action / omission that may have a material impact on the assets, business and liabilities of Fuer Agronomy;

4.2.13	应贷款人的要求，委任贷款人的任何被指定人担任富尔农艺的董事；
appoint any designee of Lender as director of Fuer Agronomy, at the request of Lender;

4.2.14	在中国法律允许的范围内，应贷款人随时要求，在任何时候向贷款人或贷款人指定的代表立即和无条件地转让所有借款人股权；
to the extent permitted by the laws of China, at the request of Lender at any time, promptly and unconditionally transfer all of Borrower Equity Interest to Lender or Lender's designated representative at any time;

4.2.15	如果贷款人按照《独家购买权合同》的规定向借款人购买借款人股权，使用由此所得的该等购买价款向贷款人偿还贷款；及
in the event that Lender purchases Borrower Equity Interest from Borrower in accordance with the provisions of the Exclusive Option Agreement, use such purchase price obtained thereby to repay the Loan to Lender; and

4.2.16	未经贷款人事先书面同意，不促使富尔农艺以任何形式补充、更改或修改其章程，增加或减少其注册资本，或以任何形式改变其股本结构。
without the prior written consent of Lender, not to cause Fuer Agronomy to supplement, change, or amend its articles of association in any manner, increase or decreases its registered capital or change its share capital structure in any manner.

5.	违约责任
Liability for Default

5.1	如果任何一方违反本合同或以其他方式导致本合同部分或全部不能履行，该一方应对该等违约负有法律责任，并应赔偿由此引致的所有损害（包括诉讼费和律师费）。如果双方均违反本合同，每一方均应对其各自的违约负有法律责任。
In the event either Party breaches this Agreement or otherwise causes the non-performance of this Agreement in part or in whole, the Party shall be liable for such breach and shall compensate all damages (including litigation and attorneys fees) resulting therefrom. In the event that both Parties breach this Agreement, each Party shall be liable for its respective breach.

5.2	如果借款人未能履行本合同规定的偿还义务，借款人应每日支付未清偿付款0.01%的逾期利息，直至借款人全额偿还贷款本金、逾期利息及其他应付款项之日为止。
in the event that Borrower fails to perform the repayment obligations set forth in this Agreement, Borrower shall pay overdue interest of 0.01% per day for the outstanding payment, until the day Borrower repays the full principal of the Loan, overdue interests and other payable amounts.

6.	通知
Notices

6.1	根据本合同所要求或允许发出的所有通知和其他通信应通过专人递送或者通过邮资预付挂号信、商业快递服务或传真发到该等一方的下列地址。每份通知还应再以电子邮件发送一份确认件。该等通知视为有效送达的日期应按如下方式确定：
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

6.1.1	通知如果是通过专人递送、快递服务或邮资预付挂号信发出的，则应视为于发送之日有效送达。
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

6.1.2	通知如果是通过传真发出的，则应视为于成功传送之日有效送达（应以自动生成的传送确认信息为证）。
Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

6.2	为通知的目的，双方地址如下：
For the purpose of notices, the addresses of the Parties are as follows:

贷款人：	齐齐哈尔德利企业管理咨询有限公司
Lender:	Qiqihar Deli Enterprise Management Consulting Co., Ltd.
地址：	黑龙江省齐齐哈尔市富拉尔基区科研办事处全合台跃进路北
Address:	North Side of Yuejin Road, Quanhetai, R&D Regional, Fulaerji District, Qiqihar, Heilongjiang province, China
收件人：	高海峰
Attn:	Gao Haifeng
电话：	0452-6919150
Phone:	0452-6919150
传真：	0452-6919150
Fax:	0452-6919150

借款人1：	张立
Borrower1:	Zhang Li
地址：	黑龙江省齐齐哈尔市富拉尔基区科研办事处开发区内纬二路北
Address:	North Neiwei Road 2, R&D Regional, Fulaerji District, Qiqihaer, Heilongjiang Province
电话：	0452-6876655
Phone:	0452-6876655

借款人2：	刘玉华
Borrower2:	Liu Yuhua
地址：	黑龙江省齐齐哈尔市富拉尔基区科研办事处开发区内纬二路北
Address:	North Neiwei Road 2, R&D Regional, Fulaerji District, Qiqihaer, Heilongjiang Province
电话：	0452-6876655
Phone:	0452-6876655

6.3	任何一方均可按本条条款通过向另一方发出通知随时改变其通知的收件地址。
Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

7.	保密责任
Confidentiality

双方承认，其就本合同而交换的任何口头或书面资料均属机密资料。双方应对所有该等资料予以保密，而在未得到另一方书面同意前，任何一方均不得向任何第三方披露任何有关资料，除下列情况外：(a)公众知悉或将会知悉该等资料(但这并非由接受资料之一方向公众披露)；(b)适用法律或任何证券交易所的规则或规定要求披露之资料；或(c)由任何一方就本合同项下所规定的交易需向其法律顾问或财务顾问披露之资料，而该法律顾问或财务顾问亦需受与本条中义务相类似之保密义务约束。任何一方所雇用的工作人员或机构对任何保密资料的披露均应被视为该等一方对该等保密资料的披露，该一方应对违反本合同承担法律责任。无论本合同以任何理由终止，本条应继续有效。
The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. The Parties shall maintain the confidentiality of all such information, and without the written consent of the other Party, either Party shall not disclose any relevant information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

8.	管辖法律和争议解决
Governing Law and Resolution of Disputes

8.1	本协合同的签署、生效、解释、履行、修改和终止以及本协议项下争议的解决应受中国法律管辖。
The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

8.2	如果因解释和履行本合同发生任何争议，双方应首先通过友好协商解决争议。如果在任何一方要求另一方通过协商解决争议后30天之内双方未能就争议达成一致，则任何一方可向有管辖权的中华人民共和国人民法院提起诉讼。
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Party for resolution of the dispute through negotiations, either Party may file a lawsuit with a jurisdictional people’s court in the People’s Republic of China.

8.3	因解释和履行本合同而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本合同双方应继续行使其各自在本合同项下的权利并履行其各自在本合同项下的义务。
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

9.	其他
Miscellaneous

9.1	本合同应自双方签署之日起生效，至双方完全履行其在本合同项下各自的义务之日失效。
This Agreement shall become effective on the date thereof, and shall expire upon the date of full performance by the Parties of their respective obligations under this Agreement.

9.2	本合同应以中文和英文书就，一式二份，每一方各持一份，具有同等的法律效力。中文版本和英文版本如有冲突，应以中文版本为准。
This Agreement shall be written in both Chinese and English language in two copies, each Party having one copy with equal legal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

9.3	贷款人和借款人可以通过书面协议对本合同进行修改和补充。贷款人和借款人签署的该等书面修改协议和/或补充协议是本合同不可分割的组成部分，并应具有与本合同同等的法律效力。
This Agreement may be amended or supplemented through written agreement by and between Lender and Borrower. Such written amendment agreement and/or supplementary agreement executed by and between Lender and Borrower are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

9.4	如果本合同有一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可强制执行，则本合同其余规定的有效性、合法性或可强制执行性不应在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代该等无效、不合法或不可强制执行的规定，而该等有效的规定所产生的经济效果应尽可能与该些无效、不合法或不可强制执行的规定所产生的经济效果相似。
In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5	本合同的附件（如有）应为本合同不可分割的组成部分，并应具有与本合同同等的法律效力。
The attachments (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

（下接签字页）
（The next page is for execution only）

有鉴于此，双方已促使其授权代表于文首所述日期签署了本借款合同，以昭信守。
IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Loan Agreement as of the date first above written.

贷款人	齐齐哈尔德利企业管理咨询有限公司
Lender:	Qiqihar Deli Enterprise Management Consulting Co., Ltd.

签署：
By:
姓名：	高海峰
Name:	Gao Hai Feng
职务：	总经理
Title:	General Manager

借款人1：	张立
Borrower1:	Zhang Li

借款人2：	刘玉华
Borrower2:	Liu Yuhua

签署：
By:
姓名：	张立
Name:	Zhang Li
职务：	董事长
Title:	Director